EXHIBIT 99.1

Hub Group, Inc. Reports Record Third Quarter 2008 Earnings

DOWNERS GROVE, IL, October 22, 2008, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record diluted earnings per share for the quarter ended September 30, 2008 of $0.45.  This represents an increase of 7% compared to last year's third quarter diluted earnings per share of $0.42.  Earnings per share for the third quarter of 2007 included a one-time $1.2 million tax benefit or $0.03 per share.  Excluding this benefit, earnings per share increased 15% this quarter.  Hub Group’s operating income for the third quarter was $27.3 million, a 10% increase versus operating income for the third quarter of 2007.

Hub Group’s revenue increased 23% to $514.2 million compared to $417.8 million in the third quarter of 2007.  Third quarter intermodal revenue increased 22% to $369.7 million.  The increase was attributable to a 9% volume increase and a 13% increase in pricing, related primarily to fuel.  Truck brokerage revenue was up 29% to $101.2 million this quarter.  Third quarter logistics revenue increased 20% to $43.3 million.  Gross margin increased by 10% or $5.7 million to $63.2 million compared to the third quarter of 2007.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are pleased with our performance in the third quarter.  Strong intermodal volume growth contributed to the highest third quarter earnings per share in the Company’s history.  Our asset light business model continues to give us the ability to perform well in both strong and weak freight markets.”

FULL YEAR 2008

Given the current operating environment, we are comfortable that the earnings for 2008 will be within the current analysts’ range of $1.65 to $1.70 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 4:30 p.m. Eastern Time on Wednesday, October 22, 2008 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com ..  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4213.  The conference call participant code is 79012655. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PL4YELEYA.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2007 and the reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2008	2007	2008	2007

Revenue	$514,212	$417,842	$1,430,136	$1,212,704
Transportation costs	451,052	360,332	1,249,635	1,040,770
Gross margin	63,160	57,510	180,501	171,934

Costs and expenses:
Salaries and benefits	24,116	22,100	73,780	71,887
General and administrative	10,766	9,596	31,393	31,415
Depreciation and amortization	995	1,080	2,987	3,455
Total costs and expenses	35,877	32,776	108,160	106,757

Operating income	27,283	24,734	72,341	65,177

Other income (expense):
Interest expense	(31)	(33)	(83)	(78)
Interest and dividend income	362	711	1,040	1,967
Other, net	(58)	24	28	82
Total other income	273	702	985	1,971

Income before provision for income taxes	27,556	25,436	73,326	67,148

Provision for income taxes	10,626	8,828	28,291	25,346

Net income	$16,930	$16,608	$45,035	$41,802

Basic earnings per common share	$0.45	$0.43	$1.21	$1.07

Diluted earnings per common share	$0.45	$0.42	$1.20	$1.06

Basic weighted average number of shares outstanding	37,209	38,777	37,167	39,026

Diluted weighted average number of shares outstanding	37,541	39,230	37,478	39,511

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2008	December 31, 2007
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$63,378	$38,002
Accounts receivable
Trade, net	202,901	160,944
Other	12,594	9,828
Prepaid taxes	86	86
Deferred taxes	4,024	5,044
Prepaid expenses and other current assets	5,734	4,318
TOTAL CURRENT ASSETS	288,717	218,222

Restricted investments	7,089	5,206
Property and equipment, net	30,955	29,662
Other intangibles, net	6,722	7,056
Goodwill, net	230,448	230,448
Other assets	1,165	1,373
TOTAL ASSETS	$565,096	$491,967
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$150,434	$123,020
Other	9,189	6,683
Accrued expenses
Payroll	13,537	16,446
Other	28,067	32,408
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	201,227	183,557

Non-current liabilities	10,121	10,363
Deferred taxes	53,587	47,148

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2008 and 2007	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2008 and 2007; 36,986,767 shares outstanding in 2008 and 36,666,731 outstanding in 2007	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2008 and 2007	7	7
Additional paid-in capital	173,158	176,657
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	251,077	206,042
Treasury stock; at cost, 4,238,025 shares in 2008 and 4,558,061 shares in 2007	(109,035)	(116,761)
TOTAL STOCKHOLDERS' EQUITY	300,161	250,899
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$565,096	$491,967

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$45,035	$41,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,326	5,475
Deferred taxes	7,459	3,178
Compensation expense related to share-based compensation plans	3,332	2,893
Loss (gain) on sale of assets	77	(156)
Changes in operating assets and liabilities:
Restricted investments	(1,883)	(2,099)
Accounts receivable, net	(44,723)	(26,244)
Prepaid taxes	-	2,033
Prepaid expenses and other current assets	(1,416)	(794)
Other assets	208	21
Accounts payable	29,920	12,724
Accrued expenses	(7,250)	1,909
Non current liabilities	(242)	662
Net cash provided by operating activities	35,843	41,404
Cash flows from investing activities:
Proceeds from sale of equipment	857	715
Purchases of property and equipment	(7,219)	(8,203)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(5,000)
Net cash used in investing activities	(11,362)	(12,488)
Cash flows from financing activities:
Proceeds from stock options exercised	401	703
Purchase of treasury stock	(2,215)	(37,142)
Excess tax benefits from share-based compensation	2,709	3,856
Net cash provided by (used in) financing activities	895	(32,583)

Net increase (decrease) in cash and cash equivalents	25,376	(3,667)
Cash and cash equivalents beginning of period	38,002	43,491
Cash and cash equivalents end of period	$63,378	$39,824